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                                  EXHIBIT 99.6

                  PRESS RELEASE RE: EXPIRATION OF TENDER OFFER

FOR IMMEDIATE RELEASE                          CONTACT: Edon Smith
October 1, 1999                                InterMedia Partners
                                               (415) 616-4600


     SAN FRANCISCO, California, October 1, 1999 - InterMedia Capital Partners IV, L.P. ("InterMedia") and InterMedia Partners IV Capital Corp. (together with InterMedia, the "Offerors") today announced that their tender offer (the "Offer") for their 11-1/4% Senior Notes due 2006 (the "Notes") expired at 12:00 noon, New York City time, on October 1, 1999 (the "Offer Expiration Time"). Notes in the aggregate principal amount of $204,393,000 were tendered in the Offer and have been accepted by the Offerors.

     On September 29, 1999, the Offerors announced the pricing of each $1,000 principal amount of Notes tendered and accepted in the Offer, assuming a payment date of October 1, 1999. The Offerors anticipate making payments with respect to the Offer and the related consent solicitation promptly after the Offer Expiration Time, but in any event within two business days after the Offer Expiration Time.

     TD Securities (USA) Inc. and Banc of America Securities LLC are acting as the Dealer Managers and Solicitation Agents for the Offer. The Depositary for the Offer is The Bank of New York.

     Additional information concerning the terms of the Offer may be obtained from TD Securities (USA) Inc. at 212-827-7669 (Attention: Ervil G. Spencer) and Banc of America Securities LLC at 888-292-0070 (Attention: Liability Management Group). Copies of the Offer to Purchase and Consent Solicitation Statement and related documents may be obtained by contacting Beacon Hill Partners, Inc., the Information Agent, at 800-755-5001.


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